As filed with the Securities and Exchange Commission on June 13, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BIOMARIN PHARMACEUTICAL INC.

(Exact name of registrant as specified in its charter)

Delaware	68-0397820
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

770 Lindaro Street

San Rafael, CA 94901

(Address of principal executive offices) (Zip code)

BioMarin Pharmaceutical Inc. 2017 Equity Incentive Plan

(Full title of the plan)

G. Eric Davis

Executive Vice President, General Counsel

BioMarin Pharmaceutical Inc.

770 Lindaro Street

San Rafael, California 94901

(415) 506-6700

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Jodie M. Bourdet

Siana E. Lowrey

Cooley LLP

101 California Street

5th Floor

San Francisco, CA 94111-5800

(415) 693-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	5,250,000 shares	$89.65	$470,662,500.00	$54,550.00

(1)	Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected that increases the number of outstanding shares of Registrant’s Common Stock.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c). The price per share and aggregate offering price are based upon $89.65, the average of the high and low prices of Registrant’s Common Stock on June 8, 2017 as reported on the NASDAQ Global Select Market.

PART II

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents (File No. 000-26727) filed by BioMarin Pharmaceutical Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the Commission on February 27, 2017;

(b) The information specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 from the Registrant’s definitive proxy statement on Schedule 14A, filed with the Commission on April 25, 2017;

(c) The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2017, filed with the Commission on May 4, 2017;

(d) The Registrant’s Current Reports on Form 8-K filed with the Commission on April 13, 2017 and June 12, 2017; and

(e) The description of the Registrant’s Common Stock which is contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on July 15, 1999, including all amendments and reports filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

None.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under Section 145 of the Delaware General Corporation Law the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Registrant’s Restated Certificate of Incorporation provides that the Registrant must indemnify its directors to the fullest extent under applicable law. Pursuant to Delaware law, this includes elimination of liability for monetary damages for breach of the directors’ fiduciary duty of care to the Registrant and its stockholders. However, the Registrant’s directors may be personally liable for liability for: any breach of duty of loyalty to the Registrant or to its stockholders; acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; unlawful payment of dividends or unlawful stock repurchases or redemptions under Section 174 of the Delaware General Corporation Law; or any transaction from which the director derived an improper personal benefit. In addition, the Registrant’s Amended and Restated Bylaws provide that the Registrant is required to indemnify its directors and officers to the fullest extent not prohibited by Delaware law or any other applicable law, subject to limited exceptions; the Registrant may indemnify its other employees and agents as set forth in Delaware law or any other applicable law; the Registrant is required to advance expenses to its directors and officers as incurred in connection with legal proceedings against them for which they may be indemnified; and the rights conferred in the Amended and Restated Bylaws are not exclusive.

The Registrant has entered into indemnification agreements with each of its directors and executive officers. These agreements, among other things, require the Registrant to indemnify each director and officer to the fullest extent permitted by Delaware law, including indemnification for expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or officer in any action or proceeding, including any action by or in the right of the Registrant, arising out of the person’s services as a director or officer of the Registrant, any subsidiary of the Registrant or any other company or enterprise to which the person provides services at the Registrant’s request. Such indemnification agreements contain provisions which are in some respects broader than the specific indemnification provisions contained in Delaware law. The Registrant also maintains directors’ and officers’ insurance providing indemnification against certain liabilities for certain of its directors, officers, affiliates, partners and employees.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.	EXHIBITS

Exhibit Number

4.1	Restated Certificate of Incorporation of BioMarin Pharmaceutical Inc., previously filed with the Commission on June 12, 2017 as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 000-26727), which is incorporated herein by reference.

4.2	Amended and Restated Bylaws of BioMarin Pharmaceutical Inc., previously filed with the Commission on June 15, 2015 as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 000-26727), which is incorporated herein by reference.

4.3	Indenture dated as of March 29, 2006, between BioMarin Pharmaceutical Inc. and Wilmington Trust Company, previously filed with the Commission on March 29, 2006 as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 000-26727), which is incorporated herein by reference.

4.4	Second Supplemental Indenture, dated as of April 23, 2007, between BioMarin Pharmaceutical Inc. and Wilmington Trust Company, previously filed with the Commission on April 23, 2007 as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 000-26727), which is incorporated herein by reference.

4.5	Indenture, dated as of October 15, 2013, between BioMarin Pharmaceutical Inc. and Wilmington Trust, National Association, previously filed with the Commission on October 15, 2013 as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 000-26727), which is incorporated herein by reference.

Exhibit Number

4.6	First Supplemental Indenture, dated as of October 15, 2013, between BioMarin Pharmaceutical Inc. and Wilmington Trust, National Association, previously filed with the Commission on October 15, 2013 as Exhibit 4.2 to the Registrant’s Current Report on Form 8-K (File No. 000-26727), which is incorporated herein by reference.

4.7	Second Supplemental Indenture, dated as of October 15, 2013, between BioMarin Pharmaceutical Inc. and Wilmington Trust, National Association, previously filed with the Commission on October 15, 2013 as Exhibit 4.3 to the Registrant’s Current Report on Form 8-K (File No. 000-26727), which is incorporated herein by reference.

4.8	Form of 0.75% Senior Subordinated Convertible Notes due 2018, previously filed with the Commission on October 15, 2013 as included in Exhibit 4.2 to the Registrant’s Current Report on Form 8-K (File No. 000-26727), which is incorporated herein by reference.

4.9	Form of 1.50% Senior Subordinated Convertible Notes due 2020, previously filed with the Commission on October 15, 2013 as included in Exhibit 4.3 to the Registrant’s Current Report on Form 8-K (File No. 000-26727), which is incorporated herein by reference.

5.1*	Opinion of Cooley LLP.

23.1*	Consent of KPMG LLP, independent registered public accounting firm.

23.2*	Consent of Cooley (included in Exhibit 5.1 to this Registration Statement on Form S-8).

24.1*	Power of Attorney (included on the signature page of this Registration Statement on Form S-8).

99.1	BioMarin Pharmaceutical Inc. 2017 Equity Incentive Plan, previously filed with the Commission on June 12, 2017 as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 000-26727), which is incorporated herein by reference.

*	Filed herewith

ITEM 9.	UNDERTAKINGS

1.	The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Rafael, State of California, on June 13, 2017.

BIOMARIN PHARMACEUTICAL INC.

By:	/s/ Daniel Spiegelman
Daniel Spiegelman Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jean-Jacques Bienaimé and Daniel Spiegelman, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jean-Jacques Bienaimé Jean-Jacques Bienaimé	Chairman and Chief Executive Officer (Principal Executive Officer)	June 13, 2017

/s/ Daniel Spiegelman Daniel Spiegelman	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 13, 2017

/s/ Brian R. Mueller Brian R. Mueller	Senior Vice President, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	June 13, 2017

Willard Dere, M.D.	Director	June , 2017

/s/ Michael Grey Michael Grey	Director	June 13, 2017

/s/ Elaine J. Heron Elaine J. Heron, Ph.D.	Director	June 13, 2017

/s/ V. Bryan Lawlis V. Bryan Lawlis, Ph.D.	Director	June 13, 2017

/s/ Alan J. Lewis Alan J. Lewis, Ph.D.	Director	June 11, 2017

Richard A. Meier	Lead Independent Director	June , 2017

/s/ David Pyott David Pyott	Director	June 13, 2017

/s/ Dennis J. Slamon Dennis J. Slamon, M.D., Ph.D.	Director	June 12, 2017

EXHIBIT INDEX

Exhibit Number	Description

4.1	Restated Certificate of Incorporation of BioMarin Pharmaceutical Inc., previously filed with the Commission on June 12, 2017 as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 000-26727), which is incorporated herein by reference.

4.2	Amended and Restated Bylaws of BioMarin Pharmaceutical Inc., previously filed with the Commission on June 15, 2015 as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 000-26727), which is incorporated herein by reference.

4.3	Indenture dated as of March 29, 2006, between BioMarin Pharmaceutical Inc. and Wilmington Trust Company, previously filed with the Commission on March 29, 2006 as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 000-26727), which is incorporated herein by reference.

4.4	Second Supplemental Indenture, dated as of April 23, 2007, between BioMarin Pharmaceutical Inc. and Wilmington Trust Company, previously filed with the Commission on April 23, 2007 as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 000-26727), which is incorporated herein by reference.

4.5	Indenture, dated as of October 15, 2013, between BioMarin Pharmaceutical Inc. and Wilmington Trust, National Association, previously filed with the Commission on October 15, 2013 as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 000-26727), which is incorporated herein by reference.

4.6	First Supplemental Indenture, dated as of October 15, 2013, between BioMarin Pharmaceutical Inc. and Wilmington Trust, National Association, previously filed with the Commission on October 15, 2013 as Exhibit 4.2 to the Registrant’s Current Report on Form 8-K (File No. 000-26727), which is incorporated herein by reference.

4.7	Second Supplemental Indenture, dated as of October 15, 2013, between BioMarin Pharmaceutical Inc. and Wilmington Trust, National Association, previously filed with the Commission on October 15, 2013 as Exhibit 4.3 to the Registrant’s Current Report on Form 8-K (File No. 000-26727), which is incorporated herein by reference.

4.8	Form of 0.75% Senior Subordinated Convertible Notes due 2018, previously filed with the Commission on October 15, 2013 as included in Exhibit 4.2 to the Registrant’s Current Report on Form 8-K (File No. 000-26727), which is incorporated herein by reference.

4.9	Form of 1.50% Senior Subordinated Convertible Notes due 2020, previously filed with the Commission on October 15, 2013 as included in Exhibit 4.3 to the Registrant’s Current Report on Form 8-K (File No. 000-26727), which is incorporated herein by reference.

5.1*	Opinion of Cooley LLP.

Exhibit Number	Description

23.1*	Consent of KPMG LLP, independent registered public accounting firm.

23.2*	Consent of Cooley (included in Exhibit 5.1 to this Registration Statement on Form S-8).

24.1*	Power of Attorney (included on the signature page of this Registration Statement on Form S-8).

99.1	BioMarin Pharmaceutical Inc. 2017 Equity Incentive Plan, previously filed with the Commission on June 12, 2017 as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 000-26727), which is incorporated herein by reference.

*	Filed herewith